UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LEAP WIRELESS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 13, 2011, S. Douglas Hutcheson, President and Chief Executive Officer of Leap Wireless International, Inc., or Leap, sent the attached e-mail to all Leap employees.

Leap is filing materials contained in this Schedule 14A with the Securities and Exchange Commission, or SEC, in connection with its solicitation of proxies for the election of director nominees to its Board of Directors and four other proposals at its 2011 Annual Meeting of Stockholders. In connection with the solicitation of proxies, Leap has filed a definitive proxy statement and other relevant documents with the SEC. Stockholders are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at the 2011 Annual Meeting of Stockholders. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the proxy statement and other materials filed by Leap with the SEC.

From: Doug Hutcheson

Sent: Wednesday, July 13, 2011 2:15 PM

To: cricket.all

Subject: Leap’s Annual Meeting

Several months ago, we told you that Pentwater Capital, an investor that holds approximately 3 percent of Leap’s shares, had announced that it planned to nominate its own candidates to Leap’s Board of Directors. While we respect the rights of shareholders to nominate their own directors, in our view their proposal did not meet the requirements of our bylaws and therefore is not valid.

However, Pentwater is continuing to pursue the matter and is contacting stockholders by phone and sending materials in the mail asking for support for their candidates. If you own stock in the Company, you will receive proxy materials from both Leap and Pentwater. We urge you to disregard Pentwater’s proxy materials and vote “FOR” Leap’s proposals using the WHITE proxy card that you receive from Leap so that we can continue our momentum and reach our goals. Here’s why.

Leap: Positioned for Long-Term Success

Working together, we believe we have built a strong platform with our all-in pricing service plans, smartphones, nationwide coverage and breakthrough Muve Music service. We believe these innovations have dramatically improved Leap’s operational performance and positioned us for improved financial results and increased stockholder value. As we’ve shared over the past several months, we now have more customers who are staying with us longer, upgrading to better handsets and migrating to higher-revenue service plans.

Clearly investors agree we are on the right track, since our stock is up more than 50% since August 4, 2010, when we launched our new initiatives. We are confident that we have the right value proposition in place, the right management team to take advantage of the opportunities before us and the right product offerings to attract more customers and accelerate growth.

Finally, Leap is led by an experienced and independent Board of Directors, committed to principles of good corporate governance. The Board has a wide-range of operational and financial expertise and is committed to Leap’s long-term success.

Pentwater: Interested in Short-Term Profits

Pentwater, on the other hand, is an opportunistic investor with no long-term commitment to Leap and interests that differ from other stockholders. As little as one year ago, Pentwater did not own a single share of Leap stock. Since announcing its proxy fight, Pentwater has sold almost 40% of its net position in Leap. In addition, as recently as June 20, 2011, Pentwater had a short position covering more than 1.6 million shares of Leap stock, equal to approximately 67% of the 2.4 million of Leap shares they held. When investors short a stock, they are generally betting that the share price will fall.

Pentwater’s comments about Leap are misinformed, and in our view, Pentwater’s nominees do not have the same level of experience and expertise as the directors they are trying to replace. They also do not have a clear strategy beyond what we are already working towards. Instead, Pentwater appears to be interested only in short-term profit. Finally, we believe that Pentwater has not complied with the requirements of our bylaws and that its director nominations are not valid.

Support Our Long-Term Success: Vote the WHITE Proxy Card and Discard the Gold Card

As part of this process, stockholders may receive calls from both Pentwater’s solicitation firm and Leap’s firm (Innisfree M&A Incorporated). We encourage you to discard Pentwater’s gold proxy card and use the WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the WHITE card in the envelope provided. If you have inadvertently voted the gold proxy card, you have the right to change your vote by submitting a later-dated proxy using the WHITE proxy card. If you have any questions about how to vote your shares, you may call Innisfree toll-free at (888) 750-5834.

The progress that we have made – and continue to make – in our business would not have been possible without the tremendous ongoing focus and efforts of our dedicated employees. I’d like to thank each of you for your determination to effect the changes we have made, for remaining committed to our success, and for keeping us clearly on the path towards growth.

What you do matters.

Important Information

In connection with the solicitation of proxies, Leap Wireless International, Inc., or Leap, has filed with the Securities and Exchange Commission, or the SEC, a definitive proxy statement and other relevant documents concerning the proposals to be presented at Leap’s 2011 Annual Meeting of Stockholders, or the 2011 Annual Meeting. The proxy statement contains important information about Leap and the 2011 Annual Meeting. In connection with the 2011 Annual Meeting, Leap has mailed the definitive proxy statement to stockholders. In addition, Leap files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at the 2011 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by Leap with the SEC.

Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include our discussions about our expected, future financial and operational performance, including as a result of our current and future product and service plan offerings and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements are detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 6, 2011. All forward-looking statements included in this letter should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.